Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

2550 Hanover Street, Palo Alto, CA 94304

February 25, 2021

Atlantic Coastal Acquisition Corp.

6 St Johns Lane, Floor 5

New York, NY 10013

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel for Atlantic Coastal Acquisition Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-253003) relating to the registration under the Securities Act of 1933 (the “Act”) of 34,500,000 units (including 4,500,000 units subject to the underwriters’ over-allotment option) of the Company (the “Units”), each Unit consisting of one share of Class A common stock, $0.0001 par value per share of the Company (the “Common Stock” and the shares of Common Stock included in the Units, the “Shares”), and one-third of one warrant to purchase one share of Common Stock (the “Warrants”). Such Registration Statement, as amended, is herein referred to as the “Registration Statement.”

We have reviewed and are familiar with such corporate proceedings and other matters and examined such documents as we have considered relevant or necessary for the opinions expressed in this letter. In such examination we have assumed the accuracy and completeness of all documents and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the foregoing and the assumptions set forth below, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.	The Units, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will constitute valid and legally binding obligations of the Company, except as may be limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any matter may be brought.

Atlantic Coastal Acquisition Corp.

February 25, 2021

2.	When the Units have been issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, the Shares will be validly issued, fully paid and nonassessable.

3.	When Units have been issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, and a warrant agreement between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, has been duly authorized, executed and delivered by each of the parties thereto, the Warrants will constitute valid and legally binding obligations of the Company, except as may be limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any matter may be brought.

We have assumed that at or prior to the time of the delivery of any of the Units the Registration Statement will have been declared effective under the Act. The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware and the law of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ Pillsbury Winthrop Shaw Pittman LLP